Exhibit 4.1

Fidelity& Guaranty Life@

FGL * * * * *

FGL * * * * *

S H A R E S

**00000**** ***00000**** ****00000**

COMMON STOCK CUSIP 315785 10 5

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT MR. SAMPLE & MRS. SAMPLE

***ZERO ZERO HUNDRED HUNDRED THOUSAND*** THOUSAND

IS THE OWNER OF

FIDELITY & GUARANTY LIFE

(hereinafter called the “Corporation”) transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued under and shall be subject to all of the provisions of the Certificate of Incorporation, as amended, and the By-laws, as amended, of the Corporation, to all of which each holder, by acceptance hereof, assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: <<Month, Day, Year>>

FIDELITY& GUARANTY LIFE

CORPORATE

SEAL

2010

DELAWARE

Executive Vice President, General Counsel & Secretary President & Chief Executive Officer

COUNTERSIGNED AMERICAN STOCK AND TRANSFER REGISTERD: TRUST& COMPANY, LLC

(Brooklyn, NY) Transfer Agent And Registrar By

Authorized Signature

AMERICAN BANK NOTE COMPANY.

The Corporation will furnish without charge to the holder hereof, upon request, a statement of the preferences, powers, qualifications, and rights of each authorized class of its capital stock. Such request may be made to the office of the Secretary of the Corporation or to the Transfer Agent. The Board of Directors may require the owner of a lost, stolen or destroyed Certificate, or his legal representatives, to give the Corporation a bond sufficient to indemnify it and its Transfer Agent and Registrar against any claim that may be made against them on account of the alleged loss, theft or destruction of such Certificate.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common UNIF GIFT MIN ACT – Custodian

TEN ENT – as tenants by the entirety (Cust) (Minor) under Uniform Gifts to Minors Act JT TEN – as joint tenants with right of survivorship and not as tenants in common (State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee

Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated,

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.